GRAPHIC OMITTED
                                                                            BBSI
                                                          4724 SW Macadam Avenue
                                                         Portland, Oregon  97239
                                                                    503.220.0980
                                                                    800.494.5669
                                                                Fax 503.220.0987
                                                         www.barrettbusiness.com
Memorandum
----------



DATE:    April 27, 2005

TO:      Owners of Common Stock of Barrett Business
         Services, Inc. Previously Held in the Company's the 401(k) Plan

FROM:    Michael D. Mulholland

SUBJECT: Proxy solicitation in connection with the May 12, 2005 Annual Meeting of Stockholders

--------------------------------------------------------------------------

The enclosed material, which consists of:

         o 2004 Annual Report

         o Proxy statement

         o Proxy card

         o Return envelope

After you have considered the enclosed information, please mark your votes on the proxy card, sign the card, fold it and return it to James Miller in the enclosed postage-paid envelope no later than May 9, 2005. Your vote will be compiled with those of other owners of Barrett common stock and conveyed to the Company's stock transfer agent, Mellon Investor Services.



Enclosures

cc:      James D. Miller
         Mary Ann Frantz